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                                   Exhibit 21

                              LIST OF SUBSIDIARIES



                    Virtue of California, Inc. (INACTIVE)
                    2027 Harpers Way
                    Torrance, CA 90501

                    Delkay Plastics (INACTIVE)
                    2027 Harpers Way
                    Torrance, CA 90501

                    Virco Inc.
                    2027 Harpers Way
                    Torrance, CA  90501

                    Virco Mgmt. Corporation
                    2027 Harpers Way
                    Torrance, CA  90501